Exhibit 10.2
PIER 1 IMPORTS
NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
ADOPTED JUNE 24, 1999
AS AMENDED THROUGH SEPTEMBER 28, 2006

Cash Compensation
Annual retainer	$33,000
Board meeting fee	1,750	(in person)
	1,000	(by telephone)
Committee meeting fee	750	(in person)
	500	(by telephone)
Audit Committee Chair — Annual Retainer	$12,500
Compensation Committee Chair — Annual Retainer	$12,500
Annual Stock Options
➢	Annual grants under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan to each non-employee Director of stock options covering 6,000 shares of Common Stock.

➢	Each annual grant is effective on the day following the Annual Meeting of Shareholders for the applicable year.

➢	The option exercise price is the Fair Market Value (as defined in the Pier 1 Imports, Inc. 2006 Stock Incentive Plan) of the Common Stock on the date of grant.

➢	Options are 100% exercisable on the date of grant, and are exercisable for a period of 10 years.

➢	The grants are subject to the provisions of the Non-Employee Director Stock Option Agreement, as adopted by the administrative committee of the Pier 1 Imports, Inc. 2006 Stock Incentive Plan.
New Director Stock Options
➢	Each new non-employee Director will receive a one-time grant under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan of stock options covering 5,000 shares of Common Stock.

➢	The grant will be effective on the day following the later of (i) the date of initial appointment, or (ii) election to the Board of Directors, as the case may be.

➢	The option exercise price is the Fair Market Value (as defined above) of the Common Stock on the date of the grant.

➢	The grants are subject to the provisions of the Non-Employee Director Stock Option Agreement, as adopted by the administrative committee of the Pier 1 Imports, Inc. 2006 Stock Incentive Plan.
Director Deferred Stock Unit Awards
➢	Pursuant to the Director Deferred Stock Unit Awards program set forth in the Pier 1 Imports, Inc. 2006 Stock Incentive Plan.

➢	Each non-employee Director must defer 50% of their cash fees for the upcoming year into an equivalent value of deferred stock units.

➢	Each non-employee Director is permitted an elective deferral into an equivalent value of deferred stock units for all, or a portion of, the remaining 50% amount of such Director’s cash fees for the upcoming year.

➢	Deferrals are credited with an additional 50% of the deferred amount.